RESPONSE GENETICS, INC.

Director Compensation Policy

The non-employee members of the board of directors will be compensated as follows:

Commencing in the Company’s 2008 fiscal year:

•	An annual retainer of $20,000 (twenty thousand dollars) to be paid quarterly in arrears on the last day of the quarter.
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On the date of the annual stockholders meeting each year an option to purchase 11,500 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant; vesting quarterly over a four-year period. Continued vesting of the options subject to continued service on the board of directors. If no such meeting shall occur before June 30 of the applicable year, then such option grant shall be made by unanimous written consent dated June 30 of that year.

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For each newly appointed director, the first option grant to purchase 11,500 shares of the Company’s common stock will be made on date of appointment, whether or not that date corresponds with the date of the annual stockholders meeting at an exercise price equal to the fair market value of the Company’s common stock on the date of grant and with all other terms as set forth above. If the date of appointment does not correspond with the date of the annual stockholders meeting, the first annual grant to be made to the new director thereafter will be pro rated in order to provide the newly appointed director with an option to purchase 11,500 shares each year.

For members of the audit committee of the board of directors:
•	A payment of $500 (five hundred dollars) for each meeting attended, either in person or telephonically.

For Chairman of the audit committee of the board of directors:
•	A payment of $750 (seven hundred fifty dollars) for each meeting attended, either in person or telephonically.

For all members of the nominating and governance committee of the board of directors:
•	A payment of $500 (five hundred dollars) for each meeting attended, either in person or telephonically.

For Chairman of the nominating and governance committee of the board of directors:
•	A payment of $750 (seven hundred fifty dollars) for each meeting attended, either in person or telephonically.

For all members of the compensation committee of the board of directors:
•	A payment of $500 (five hundred dollars) for each meeting attended, either in person or telephonically.

For Chairman of the compensation committee of the board of directors:
•	A payment of $750 (seven hundred fifty dollars) for each meeting attended, either in person or telephonically.

All directors will be reimbursed for all reasonable expenses related to or in connection with each director's service on the Company's board of directors or a committee thereof.